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                                                                    EXHIBIT 21.1

Subsidiaries of the Registrant

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
SUBSIDIARY                                                       STATE OF FORMATION
American Safety Insurance Company                                     Georgia
American Southern Insurance Company                                   Kansas
Association Casualty Insurance Company                                Texas
Association Risk Management General Agency, Inc.                      Texas
Bankers Fidelity Life Insurance Company                               Georgia
Georgia Casualty & Surety Company                                     Georgia
Self-Insurance Administrators, Inc.                                   Georgia
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